Exhibit 99.1
FOR RELEASE:	July 24, 2009

WESTSTAR FINANCIAL SERVICES CORPORATION
SECOND QUARTER EARNINGS INCREASE 54%

ASHEVILLE, NORTH CAROLINA - Weststar Financial Services Corporation (OTC BB: “WFSC”) reported record consolidated net income totaled $434 thousand for the three months ended June 30, 2009 compared to $282 thousand for the comparable period in 2008 – an increase of 54%.  On a diluted per share basis, earnings for the three-month periods of 2009 and 2008 increased 58% from $.12 per share to $.19.  For the six-month periods ended June 30, 2009, net income remained flat at $658 thousand.  On a diluted per share basis, earnings for the six-month periods ended June 30, 2009 and 2008, respectively, were $.29 and $.29.  The increased performance in earnings was primarily attributable to improved net interest income resulting from growth in net earning assets and lower liability cost.

Consolidated assets on June 30, 2009, increased 22% over June 30, 2008 to a record level of $223.5 million.  Total loans on June 30, 2009 were $180.6 million – an increase of 22% from the level reported a year earlier.  Deposits reflected 26% growth to $195.4 million at June 30, 2009 compared to the prior year, and shareholders’ equity increased 10% from June 30, 2008 to $17.4 million at June 30, 2009.

Return on assets was .80% compared to .64%, and return on equity was 10.02% compared to 7.14% for the three-month periods ended June 30, 2009 and 2008, respectively.  For the six-month periods ended June 30, 2009 and 2008, respectively, return on assets was .62% compared to .76%, and return on equity was 7.75% compared to 8.59%.

“We are pleased with our steady growth and improved earnings through the second quarter given the economic conditions our economy has faced.  During this period, the Federal Deposit Insurance Corporation in an effort to strengthen the insurance fund, increased premiums, and had a special assessment for all banks in the second quarter of 2009.  The result of this action by the FDIC was that our premiums went from $49,000 to $246,000 for the six months ended June 30, 2009.  Given this large and unbudgeted expense item, we are pleased with our performance and proud to be one of the few banks earning a BauerFinancial 5-Star rating”, said G. Gordon Greenwood, President and Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

* * * * *
For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	% change	2009	2008	% change
Consolidated earning summary:
Interest income	$3,236,606	$2,895,378	11.8%	$6,300,268	$5,975,791	5.4%
Interest expense	1,153,254	1,185,292	-2.7%	2,346,327	2,532,424	-7.4%
Net interest income	2,083,352	1,710,086	21.8%	3,953,941	3,443,367	14.8%
Provision for loan losses	221,310	150,680	46.9%	475,890	188,125	153.0%
Net interest income after
provision for loan losses	1,862,042	1,559,406	19.4%	3,478,051	3,255,242	6.8%
Other income	464,591	415,849	11.7%	872,798	790,883	10.4%
Other expenses	1,688,876	1,563,388	8.0%	3,384,764	3,032,980	11.6%
Income before taxes	637,757	411,867	54.9%	966,085	1,013,145	-4.6%
Income taxes	203,888	129,384	57.6%	308,273	342,525	-10.0%
Net income	$433,869	$282,483	53.6%	$657,812	$670,620	-1.9%
Earnings per share - Basic	$0.20	$0.13	53.9%	$0.31	$0.32	-3.1%
Earnings per share - Diluted	0.19	0.12	58.3%	0.29	0.29	0.0%
Average Shares - Basic	2,146,132	2,119,461	1.3%	2,140,937	2,119,209	1.0%
Average Shares - Diluted	2,257,363	2,279,884	-1.0%	2,241,744	2,279,723	-1.7%
Consolidated balance sheet data:
Total Assets				$223,524,119	$182,923,687	22.2%
Total Deposits				195,449,346	155,212,188	25.9%
Loans (gross)				180,614,075	148,338,170	21.8%
Investments				22,998,342	25,076,449	-8.3%
Shareholders' Equity				17,401,159	15,782,299	10.3%
Consolidated average balance sheet data:
Total Assets	$217,599,672	$178,016,532	22.2%	$212,405,828	$176,669,664	20.2%
Total Deposits	189,745,214	151,838,703	25.0%	183,766,075	150,721,313	21.9%
Loans (gross)	177,779,049	141,392,197	25.7%	175,484,914	139,234,303	26.0%
Investments	23,142,396	26,011,589	-11.0%	23,385,482	26,190,687	-10.7%
Shareholders' Equity	17,374,418	15,920,103	9.1%	17,117,109	15,698,508	9.0%
Consolidated performance ratios:
Return on average assets*	0.80%	0.64%		0.62%	0.76%
Return on average equity*	10.02%	7.14%		7.75%	8.59%
Capital to Assets	7.98%	8.94%		8.06%	8.89%
Consolidated asset quality data and ratios:
Nonaccruing and restructured loans				$3,020,257	$187,157	1513.8%
Accruing loans 90 days past due				-	-	0.0%
Nonperforming loans				3,020,257	187,157	1513.8%
Foreclosed properties				243,006	51,006	376.4%
Nonperforming assets				3,263,263	238,163	1270.2%
Allowance for loan losses				2,847,508	2,252,385	26.4%
Loans charged off				178,996	46,811	282.4%
Recoveries of loans charged off				20,633	20,946	-1.5%
Net loan charge-offs				158,363	25,865	512.3%
Net charge-offs to average loans*				0.18%	0.04%	350.0%
Nonperforming loans to total assets				1.35%	0.10%	1250.0%
Allowance coverage of nonperforming loans				94.28%	1203.47%	-92.2%
Allowance for loan losses to gross loans				1.58%	1.52%	4.0%

*Annualized based on number of days in the period.

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Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2009	2009	2008	2008	2008
Consolidated earning summary:
Interest income	$3,236,606	$3,063,662	$3,171,825	$3,080,208	$2,895,378
Interest expense	1,153,254	1,193,073	1,270,829	1,180,997	1,185,292
Net interest income	2,083,352	1,870,589	1,900,996	1,899,211	1,710,086
Provision for loan losses	221,310	254,580	202,525	320,635	150,680
Net interest income after provision for loan losses	1,862,042	1,616,009	1,698,471	1,578,576	1,559,406
Other income	464,591	408,207	407,609	425,618	415,849
Other expenses	1,688,876	1,695,888	1,620,863	1,478,381	1,563,388
Income before taxes	637,757	328,328	485,217	525,813	411,867
Income taxes	203,888	104,385	203,529	176,809	129,384
Net income	$433,869	$223,943	$281,688	$349,004	$282,483
Earnings per share - Basic	$0.20	$0.10	$0.13	$0.16	$0.13
Earnings per share - Diluted	0.19	0.10	0.12	0.15	0.12
Average Shares - Basic	2,146,132	2,136,837	2,124,622	2,122,147	2,119,461
Average Shares - Diluted	2,257,363	2,251,225	2,253,846	2,273,388	2,279,884
Consolidated balance sheet data:
Total Assets	$223,524,119	$214,202,340	$202,858,972	$193,073,062	$182,923,687
Total Deposits	195,449,346	186,453,881	170,814,106	166,519,486	155,212,188
Loans (gross)	180,614,075	175,006,653	171,239,692	157,724,566	148,338,170
Investments	22,998,342	23,518,059	23,778,449	23,681,294	25,076,449
Shareholders' Equity	17,401,159	16,971,583	16,510,571	15,783,148	15,782,299
Consolidated average balance sheet data:
Total Assets	$217,599,672	$207,155,031	$197,854,734	$185,946,806	$178,016,532
Total Deposits	189,745,214	177,720,929	170,545,425	159,510,362	151,838,703
Loans (gross)	177,779,049	173,165,289	165,675,893	152,497,479	141,392,197
Investments	23,142,396	23,631,269	23,695,793	24,553,284	26,011,589
Shareholders' Equity	17,374,418	16,856,942	16,149,305	15,892,539	15,920,103
Consolidated performance ratios:
Return on average assets*	0.80%	0.42%	0.57%	0.75%	0.64%
Return on average equity*	10.02%	5.23%	6.94%	8.74%	7.14%
Capital to Assets	7.98%	7.98%	8.16%	8.55%	8.94%
Consolidated asset quality data and ratios:
Nonaccruing and restructured loans	$3,020,257	$1,782,322	$316,102	$82,693	$187,157
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	3,020,257	1,782,322	316,102	82,693	187,157
Foreclosed properties	243,006	205,006	205,006	227,407	51,006
Nonperforming assets	3,263,263	1,987,328	521,108	310,100	238,163
Allowance for loan losses	2,847,508	2,677,865	2,529,981	2,355,244	2,252,385
Loans charged off	61,303	117,693	36,759	236,362	16,909
Recoveries of loans charged off	9,636	10,997	8,971	18,587	7,956
Net loan charge-offs	51,667	106,696	27,788	217,775	8,953
Net charge-offs to average loans*	0.12%	0.25%	0.07%	0.57%	0.03%
Nonperforming loans to total assets	1.35%	0.83%	0.16%	0.04%	0.10%
Allowance coverage of nonperforming loans	94.28%	150.25%	800.37%	2848.18%	1203.47%
Allowance for loan losses to gross loans	1.58%	1.53%	1.48%	1.49%	1.52%

* Annualized based on number of days in the period.

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